CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in the Statement of Additional Informationto in Post-Effective Amendment No. 48 to the Registration Statement on Form N-1A of Fidelity Securities Fund: Fidelity Leveraged Company Stock Fund.

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/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts
December 7, 2000